Exhibit 99.B(g)(1)(e)

AMENDMENT AND JOINDER TO

THE MASTER GLOBAL CUSTODIAL SERVICES AGREEMENT

This Amendment and Joinder is made on February 27, 2017 (“Amendment”) by and between, severally and not jointly, (i) Victory Portfolios II (“Trust”) on behalf of each Fund listed underneath the name of that Trust, severally and not jointly (each a “Fund” and collectively, with the Trust, acting on behalf of such Funds, the “Client”), and (ii) Citibank, N.A., acting as global custodian through its offices located in New York (“Custodian”).

RECITALS

WHEREAS, reference is hereby made to that certain Master Global Custodial Services Agreement, dated as of August 19, 2015 (as amended, restated, supplemented or otherwise modified from time to time) (the “Custody Agreement”) by and between (i) the Custodian and (ii) Victory Portfolios, Victory Portfolios II, and the Funds in the then-listed Funds Appendix, (collectively, “Original Client”), together with any other entity who may become a party thereto from time to time pursuant to a separate joinder or amendment; and

WHEREAS, Victory Portfolios II wishes to obtain custodial services for each respective New Fund from the Custodian under precisely the same terms and conditions as agreed to between the Original Client and the Custodian under the Custody Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1                 ADDITION OF VICTORY PORTFOLIOS II FUNDS.

1.1                   The Custodian agrees to provide global custodial services to Victory Portfolios II, on behalf of each respective New Fund, under and agrees, as of the date hereof, to be bound by the terms, conditions, and provisions of the Custody Agreement as if signed directly and separately between (i) the Custodian and (ii) Victory Portfolios II, on behalf of each New Fund.

1.2                   The following funds are added to the Funds Appendix (attached hereto as Exhibit 1) under “Victory Portfolios II” (each a “New Fund”):

VictoryShares US 500 Volatility Wtd ETF
VictoryShares US 500 Enhanced Volatility Wtd ETF
VictoryShares US EQ Income Enhanced Volatility Wtd ETF
VictoryShares US Discovery Enhanced Volatility Wtd ETF
VictoryShares Developed Enhanced Volatility Wtd ETF
VictoryShares US Small Cap Volatility Wtd ETF
VictoryShares International Volatility Wtd ETF
VictoryShares Emerging Market Volatility Wtd ETF
VictoryShares US High Dividend Volatility Wtd ETF

VictoryShares US Small Cap High Div Volatility Wtd ETF
VictoryShares International High Div Volatility Wtd ETF
VictoryShares Emerging Market High Div Volatility Wtd ETF
VictoryShares US Multi-Factor Minimum Volatility ETF
VictoryShares Global Multi-Factor Minimum Volatility

 ETF
VictoryShares International Multi-Factor Minimum

Volatility ETF
VictoryShares Dividend Accelerator ETF
VictoryShares Quality Growth ETF
VictoryShares Quality Value ETF

1.3                   Victory Portfolios II, on behalf of each respective New Fund, (i) confirms that it has received a copy of the Custody Agreement, Amendment and Joinder dated August 19, 2015, Amendment and Joinder dated July 15, 2016, and Amendment and Joinder dated August 24, 2016, (ii) agrees and confirms that, by its execution of this Amendment, each shall (a) be automatically deemed to be a party to the Custody Agreement, separate and independent from the Original Client or any other entity who becomes a party pursuant to any other joinder or amendment and (b) have all of the rights and obligations of a Client thereunder as if it had executed the Custody Agreement as the Original Client, and (iii) ratifies as of the date hereof, and agrees to be bound by, all of the terms, provisions, and conditions contained in the Custody Agreement applicable to it to the same effect as if it was an original party thereto.

1.4                   For the sake of clarity, Victory Portfolios II, on behalf of each respective New Fund, and the Custodian each hereby makes the representations and warranties required by such party contained in Section 9 of the Custody Agreement as of the date of this Amendment and as if such representations and warranties were applicable to it.

2                 WHEREAS CLAUSES AND DEFINITIONS.

2.1                     The following whereas clauses are added to the Custody Agreement:

“WHEREAS, the Client is authorized to issue shares (“Shares”) in separate series (each also a “Fund,” and together with all other series subsequently established by the Client and made subject to this Agreement, also a “Fund”); and

WHEREAS, the Client will issue and redeem Shares of each Fund only in aggregations of Shares known as “Creation Units,” as more fully described in the currently effective prospectus and statement of additional information of the Client and each Fund (collectively, the “Prospectus”)”

2.2                     The following terms are added to the “Definitions and Interpretation” section of the Agreement:

““Authorized Participant” means each person authorized to purchase Shares in Creation Units as identified by the Client.

“Cash Value” means the value of Cash purchases and redemptions required for the issuance or redemption, as the case may be, of Shares in Creation Unit aggregations by a Fund.

“Creation Units” means aggregations of Shares in each Fund as more fully described in the currently effective Prospectus.

“DTC” means The Depository Trust Company.

“NSCC” means the National Securities Clearing Corporation.

“Portfolio Components” means the Securities Component together with the Cash Value required for the issuance or redemption, as the case may be, of Shares in Creation Unit aggregations of a Fund.”

3                 NEW AGENCY SERVICES; PORTFOLIO COMPOSITION SECTION.

3.1                     A new section 22 is added to the Custody Agreement as follows:

“22. AGENCY SERVICES: PORTFOLIO COMPOSITION

(A)                   Determination of Creation Deposit.  Subject to and in accordance with directions and information provided by the Client’s sponsor (“Sponsor”) and the Fund’s accountant (“Fund Accountant”), in each case as identified by the Client, the Client’s policies, as adopted from time to time by the Board of Trustees of the Client (“Board”), and procedures set forth in the Prospectus, the Custodian will determine for each Fund after the end of each trading day on the New York Stock Exchange (“NYSE”) the following information required for the issuance or redemption, as the case may be, of Shares in Creation Unit aggregations of a Fund on such date:

(i)             The identity and weighting of the Portfolio Components of a Creation Unit of such Fund for purposes of purchases in-kind and redemptions in-kind for standard and custom Creation Units. Identity and weighting of Portfolio Components for non-standard and negotiated Creation Units will be provided by the Sponsor by agreed upon deadlines.

(ii)          Determine Cash Values as instructed.

The Custodian will provide (or cause to be provided) the Portfolio Components as instructed according to the policies established by the Board, and as required will provide such information to the NSCC for dissemination prior to the opening of trading on the NYSE on each day that the NYSE is open.

(B)                   Movements of Portfolio Components. In connection with purchases of Creation Units, the Custodian will monitor the receipt of the underlying Portfolio Components or the receipt of Cash as collateral in lieu of Securities pursuant to Instructions in accordance with Section 23 below, and will cause the delivery of Shares only upon confirmation that such Securities and/or Cash have settled in the applicable Custody Account or Cash Account.  The settlement of Shares shall be aligned with the settlement of the underlying Portfolio Components.

In connection with redemptions of Creation Units, the Custodian will monitor the receipt of Shares or collateral in lieu of Shares, and will release to the applicable Authorized Participant the underlying Portfolio Components pursuant to Instructions received in accordance with Section 23 of this Agreement.”

4                 NEW AGENCY SERVICES: CREATION UNITS, SALES AND REDEMPTIONS.

4.1                     A new section 23 is added to the Custody Agreement as follows

“23.                  AGENCY SERVICES: CREATION UNITS, SALES AND REDEMPTIONS

(A)                   Sale of Shares.  The Custodian will deposit into the Custody Account or Cash Account of the appropriate Fund, such payments (consisting of Securities and Cash, including Cash collateral) as are received from each Authorized Participant for purchase of Shares in Creation Units thereof issued or sold from time to time by a Fund.  The Client’s distributor (“Distributor”) shall be the Client’s Authorized Person for advising the Custodian each day as to the Creation Units purchased by an Authorized Participant.  The Custodian will provide timely notification to the Sponsor on behalf of each such Fund of any receipt by it of Portfolio Components as payments for Shares and instruct the Client’s transfer agent (“Transfer Agent”) as to the issuance of new Shares in Creation Units in connection with such payments; and the Custodian will effect the transfer of the Shares to the Authorized Participant through the NSCC or as otherwise required.

(B)                   Repurchases or Redemptions of Shares.  From Securities and Cash held for a Fund as may be available for the purpose, the Custodian will deliver Portfolio Components, as required, for payment to Authorized Participants who have delivered to the Distributor proper instructions for the redemption or repurchase of Shares in Creation Unit aggregations, which will have been accepted by the Distributor.  The Distributor shall advise the Custodian each day as to the repurchase of Shares in Creation Units.  The Custodian will transfer the applicable Portfolio Components to the Authorized Participant and instruct the Transfer Agent as to the cancellation of the corresponding Shares in Creation Units of the applicable Fund.  Any cash redemption payment (less any applicable redemption transaction fee) due to the Authorized Participant on redemption will be effected through the NSCC, the DTC or through wire transfer (in the case of redemptions effected outside of the NSCC or the DTC).

(C)                   Acceptance of Collateral in Lieu of Portfolio Components or Shares.  The Custodian shall accept Cash collateral in lieu of (i) any Securities required to be delivered by an Authorized Participant in connection with a sale of Shares pursuant to Section 23(A) of this Agreement or (ii) Shares in Creation Units required to be delivered by an Authorized Participant in connection with a repurchase or redemption of any such Creation Unit pursuant to Section 23(B) of this Agreement.  The parties hereto acknowledge and agree that if a Fund participates in the Continuous Net Settlement System of the NSCC (“CNS”) then the Custodian shall have no responsibility for (i) calculating the amount of Cash collateral required to be delivered by any Authorized Participant or (ii) contacting such Authorized Participant to request the posting of any Cash collateral; and to the extent Cash as collateral is required, such collateral shall be delivered by the Authorized Participant to the Custodian as a CNS money movement.

If any requisite Cash as collateral has not been received by the Custodian prior to 2:00 p.m. (Eastern Time) on the Settlement Date for the Shares being purchased (or Redemption Date for the Shares being redeemed), the Custodian will not be required to release the newly created Shares (or Portfolio Components underlying newly redeemed Shares); provided, however, that the Custodian shall make a good faith effort to release Shares or Portfolio Components where collateral is received after such time.

(D)                   Calculation of Collateral Amount.  If a Fund participates in CNS (a “CNS Fund”), then the amount of Cash collateral, if any, required to be posted by each Authorized Participant with respect to such Fund (“Required Collateral Amount”) shall be determined solely by NSCC.  For each Fund that does not participate in CNS (each a “Non-CNS Fund”), on a daily basis, the Custodian will (i) calculate the amount of Cash as collateral, if any, required to be delivered by each Authorized Participant and (ii) contact each Authorized Participant, as applicable, and request the Authorized Participant post collateral equal to the Required Collateral Amount (described below).  All fund transfers shall be made by Fed wire.  The Required Collateral Amount varies based on the portion of Securities or Shares delivered to an Account by the Authorized Participant in connection with its purchase or redemption of Shares, as applicable, as of the relevant calculation date.  The shortfall between the value of Securities delivered to the applicable Account and the value of the Securities Component of a Creation Unit (“Total Basket Value”) is referred to as the “Deficiency Amount”.

In connection with the purchase of Shares in any Non-CNS Fund by an Authorized Participant, the Required Collateral Amount shall be equal to the Deficiency Amount, plus a markup amount as directed by the Fund.  In connection with the redemption of Shares by an authorized Participant, the Required Collateral Amount shall be equal to the value of the total number of Shares underlying the applicable redemption order for each Creation Unit based on the trade date NAV of such Shares, plus a markup amount as directed by the Fund.

(E)                   Collateral Calls; Return of Collateral; Buy-Ins.

(i)                                     Collateral Calls for CNS Funds.  NSCC shall contact the applicable Authorized Participant and request the Authorized Participant to post additional collateral on any business day when the collateral posted is less than the Required Collateral Amount.  Any call for additional collateral by NSCC shall be in NSCC’s sole discretion.  The Custodian will not be required to call for additional collateral.  The Authorize Participant must post 100% of such additional collateral to the relevant Account by CNS money movement.  The Custodian will verify that the correct amount of additional collateral was timely received.

(ii)                                  Collateral Calls for Non-CNS Funds.  The Custodian shall contact the applicable Authorized Participant and request the Authorized Participant to post additional collateral on any business day when the collateral posted is less than the Required Collateral Amount.  Notwithstanding this, the Custodian will not be required to call for additional collateral and the Authorized Participant will not be required to post additional collateral unless the difference between the collateral posted and the Required Collateral Amount is at least 10% of the Required Collateral Amount on such date (“Minimum Transfer Amount”); provided, that the Minimum Transfer Amount may be changed from time to time by mutual written consent of the parties.  The Authorize Participant must post 100% of such additional collateral plus any applicable wire fee charged by the Custodian to the Authorized Participant to the extent that such shortfall was greater than or equal to the Minimum Transfer Amount.  The Custodian will verify that the correct amount of additional collateral was timely received.  The Custodian will copy the Sponsor on all collateral calls made to the Authorized Participant.

(iii)                               Return of Collateral for CNS Funds.  As Securities or Shares, as applicable, are delivered to the Custodian and the Deficiency Amount is reduced, NSCC will, in accordance with its practices and procedures, cause the Fund to return excess collateral to the Authorized Participant.  Upon delivery of all required Securities or Shares, as applicable, to the Custodian by the Authorized Participant (either as a result of a buy-in or as a result of delivery by the Authorized Participant), NCSS shall cause the Fund to return all remaining collateral to the Authorized Participant.

(iv)                              Return of Collateral for Non-CNS Funds.  As Securities or Shares, as applicable, are delivered to the Custodian and the Deficiency Amount is reduced, the Custodian will, as promptly as practicable, cause the Fund to return excess collateral to the Authorized Participant, less any applicable wire fee charged by the Custodian to the Authorized Participant, to the extent that the excess collateral is greater than or equal to the Minimum Transfer Amount (at least 10% of the Required Collateral Amount on such date, or such other percentage as may have been agreed to by mutual written consent of the parties).  Upon delivery of all required Securities or Shares, as applicable, to the Custodian by the Authorized Participant (either as a result of a buy-in or as a result of delivery by the Authorized Participant), the Custodian shall return all remaining collateral to the Authorized Participant.

(v)                                 Buy-In.  At any time the Sponsor may give the Custodian an Instruction to pay or transfer any collateral including for settlement of any Securities or Shares purchased by the Fund as a buy-in of any Securities or Shares not delivered by an Authorized Participant.  The Custodian shall have no responsibility for determining if the Sponsor is authorized to effect any payment or transfer of collateral.”

5                 MISCELLANEOUS.

5.1                     This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the jurisdiction of the State of New York.

5.2                     This Amendment supplements and amends the Custody Agreement.  The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Custody Agreement or any provisions of the Custody Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

5.3                     This Amendment and the Custody Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and the Custody Agreement.

5.4                     Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

5.5                     This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

5.6                     In the event the Custody Agreement is terminated between the Custodian and a Client under the Custody Agreement, the Custody Agreement as in effect between the Custodian and the remaining Clients shall continue in full force and effect unless and until either party hereto terminates such agreement in accordance with the terms therein.

5.7                     The terms “Victory Portfolios”, “Victory Portfolios II”, “Victory Variable Insurance Funds” and “Victory Institutional Funds” refer to the trusts created under the Trust Instruments and Amended and Restated

Agreement and Declaration of Trust, as amended, as applicable, to which reference is hereby made and copies of which are on file at the office of the Secretary of State of the State of Delaware, such reference being inclusive of any and all amendments thereto so filed or hereafter filed.  The obligations of Victory Portfolios, Victory Portfolios II, Victory Variable Insurance Funds and Victory Institutional Funds entered into in the name or on behalf thereof by any of their Trustees, representatives or agents are not made individually, but in such capacities and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust.  All persons dealing with a Trust or a Fund must look solely to the assets of that Trust or that Fund severally, and not jointly, for the enforcement of any claims against a Trust or Fund.  The Custody Agreement is made by Victory Portfolios, Victory Portfolios II, Victory Variable Insurance Funds and Victory Institutional Funds each on behalf of their Funds listed on the Funds Appendix, severally and not jointly, and the assets of any one Fund or Trust shall not be used to offset the liabilities of any other Fund or Trust.

*              *              *

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

CITIBANK, N.A.		VICTORY PORTFOLIOS II ACTING FOR AND ON BEHALF OF EACH FUND, SEVERALLY AND NOT JOINTLY

By:	/s/ Jay Martin	By:	/s/ Chris Dyer

Name:	Jay Martin	Name:	Chris Dyer

Title:	Vice President	Title:	President

Exhibit 1

Funds Appendix

Dated February 27, 2017

A. Victory Portfolios

1.              Victory Sycamore Established Value Fund

2.              Victory Ohio Municipal Bond Fund

3.              Victory Diversified Stock Fund

4.              Victory Strategic Allocation Fund

5.              Victory NewBridge Large Cap Growth Fund

6.              Victory Sycamore Small Company Opportunity Fund

7.              Victory Special Value Fund

8.              Victory National Municipal Bond Fund

9.              Victory INCORE Fund for Income

10.       Victory INCORE Investment Grade Convertible Fund

11.       Victory Select Fund

12.       Victory Integrity Discovery Fund

13.       Victory Integrity Mid-Cap Value Fund

14.       Victory Integrity Small/Mid-Cap Value Fund

15.       Victory Integrity Small-Cap Value Fund

16.       Victory Munder Multi-Cap Fund

17.       Victory S&P 500 Index Fund

18.       Victory Munder Mid-Cap Core Growth Fund

19.       Victory INCORE Total Return Bond Fund

20.       Victory Munder Small Cap Growth Fund

21.       Victory Closed Fund Class Action

22.       Victory Newbridge Global Equity Fund

23.       Victory Expedition Emerging Markets Small Cap Fund

24.       Victory Trivalent International Fund—Core Equity

25.       Victory Trivalent International Small-Cap Fund

26.       Victory Trivalent Emerging Markets Small-Cap Fund

27.       Victory Floating Rate Fund

28.       Victory Global Natural Resources Fund

29.       Victory High Income Municipal Bond Fund

30.       Victory High Yield Fund

31.       Victory INCORE Investment Quality Bond Fund

32.       Victory INCORE Low Duration Bond Fund

33.       Victory RS Global Fund

34.       Victory RS Growth Fund

35.       Victory RS International Fund

36.       Victory RS Investors Fund

37.       Victory RS Large Cap Alpha Fund

38.       Victory RS Mid Cap Growth Fund

39.       Victory RS Partners Fund

40.       Victory RS Science and Technology Fund

41.       Victory RS Select Growth Fund

42.       Victory RS Small Cap Equity Fund

43.       Victory RS Small Cap Growth Fund

44.       Victory RS Value Fund

45.       Victory Sophus China Fund

46.       Victory Sophus Emerging Markets Fund

47.       Victory Sophus Emerging Markets Small Cap Fund

48.       Victory Strategic Income Fund

49.       Victory Tax-Exempt Fund

B. Victory Portfolios II	C. Victory Variable Insurance Funds

1.              Victory CEMP Global High Dividend Defensive Fund

2.              Victory CEMP Alternative Strategies Fund

3.              Victory CEMP US 500 Volatility Wtd Index Fund

4.              Victory CEMP US Small Cap Volatility Wtd Index Fund

5.              Victory CEMP International Volatility Wtd Index Fund

6.              Victory CEMP US 500 Enhanced Volatility Wtd Index Fund

7.              Victory CEMP International Enhanced Volatility Wtd Index Fund

8.              Victory CEMP Commodity Enhanced Volatility Wtd Index Strategy Fund

9.              Victory CEMP Commodity Volatility Wtd Index Strategy Fund

10.       Victory CEMP Market Neutral Income Fund

11.       Victory CEMP Long/Short Strategy Fund

12.       Victory CEMP US EQ Income Enhanced Volatility Wtd Index Fund

13.       VictoryShares US 500 Volatility Wtd ETF

14.       VictoryShares US 500 Enhanced Volatility Wtd ETF

15.       VictoryShares US EQ Income Enhanced Volatility Wtd ETF

16.       VictoryShares US Discovery Enhanced Volatility Wtd ETF

17.       VictoryShares Developed Enhanced Volatility Wtd ETF

18.       VictoryShares US Small Cap Volatility Wtd ETF

19.       VictoryShares International Volatility Wtd ETF

20.       VictoryShares Emerging Market Volatility Wtd ETF

21.       VictoryShares US High Dividend Volatility Wtd ETF

22.       VictoryShares US Small Cap High Div Volatility Wtd ETF

23.       VictoryShares International High Div Volatility Wtd ETF

24.       VictoryShares Emerging Market High Div Volatility Wtd ETF

25.       VictoryShares US Multi-Factor Minimum Volatility ETF

26.       VictoryShares Global Multi-Factor Minimum Volatility ETF

27.       VictoryShares International Multi-Factor Minimum Volatility ETF

28.       VictoryShares Dividend Accelerator ETF

29.       VictoryShares Quality Growth ETF

30.       VictoryShares Quality Value ETF

1.              Victory Variable Insurance Diversified Stock Fund

2.              Victory High Yield VIP Series

3.              Victory INCORE Investment Quality Bond VIP Series

4.              Victory INCORE Low Duration Bond VIP Series

5.              Victory RS International VIP Series

6.              Victory RS Large Cap Alpha VIP Series

7.              Victory RS Small Cap Growth Equity VIP Series

8.              Victory S&P 500 Index VIP Series

9.              Victory Sophus Emerging Markets VIP Series

D.                                    Victory Institutional Funds

1.              Victory Institutional Diversified Stock Fund